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Exhibit 10(y)(y)

STOCK NOTIFICATION AND AWARD AGREEMENT

Name:	Employee ID:
Manager Name:
Department:

[Introductory paragraphs, as appropriate: Congratulations on receiving a stock award. This award reflects your management team's recognition of your significant contributions to Hewlett- Packard's success.

HP has long been known for talented employees like you who have an unwavering commitment to HP's customers, driving growth and profitability and creating value. Stock awards are one important way we demonstrate our commitment to rewarding your strong performance and individual achievements. Thank you for your hard work and commitment to building a successful company.

Once again, congratulations on a job well done.]

Grant Date:

Grant Number:

Grant Price:

Award Amount:

Award Type/Sub Type:

Expiration Date:

Plan:

Program Type:

Vesting Schedule:

Non-Qualified Stock Option

        THIS STOCK NOTIFICATION AND AWARD AGREEMENT, as of the Grant Date noted above between HEWLETT-PACKARD COMPANY, a Delaware corporation ("Company"), and the Employee named above, is entered into as follows:

WITNESSETH:

        WHEREAS, the Company has established the Plan named above, a copy of which can be found on the Stock Incentive Program website at: [URL] or by written or telephonic request to the Company Secretary, and which Plan is made a part hereof; and

        WHEREAS, the HR and Compensation Committee of the Board of Directors of the Company or its delegates ("Committee") has determined that the Employee shall be granted a stock option under the Plan as hereinafter set forth;

        NOW THEREFORE, the parties hereby agree that the Company grants the Employee a stock option ("Stock Option") to purchase the number of shares stated above of its $0.01 par value voting Common Stock ("Share(s)") upon the terms and conditions set forth herein.

1.
This Stock Option is granted under and pursuant to the Plan and is subject to each and all of the provisions thereof.

2.
The Grant Price is the price per Share set forth above.

3.
This Stock Option is not transferable by the Employee otherwise than by will or the laws of descent and distribution, and is exercisable only by the Employee during his lifetime. This Stock Option may not be transferred, assigned, pledged or hypothecated by the Employee during his lifetime, whether by operation of law or otherwise, and is not subject to execution, attachment or similar process.

4.
This Stock Option will vest and become exercisable according to the vesting schedule set forth above.            Notwithstanding the foregoing, this Stock Option shall be exercisable in full upon the retirement of the Employee, in accordance with the applicable retirement policy, or permanent and total disability, or upon his death.

5.
This Stock Option will expire on the expiration date set forth above, unless sooner terminated or canceled in accordance with the provisions of the Plan. You must exercise your award, if at all, on a day the New York Stock Exchange is open for trading and on or before the expiration date noted above. The Employee shall be solely responsible for exercising this Stock Option , if at all, prior to its expiration date. The Company shall have no obligation to notify the Employee of this Stock Option's expiration.

6.
This Stock Option may be exercised by delivering to the Secretary of the Company at its head office a written notice stating the number of Shares as to which the Stock Option is exercised or by any other method the Committee has approved; provided, however, that no such exercise shall be with respect to fewer than twenty-five (25) Shares or the remaining Shares covered by the Stock Option if less than twenty-five. The written notice must be accompanied by the payment of the full Grant Price of such Shares. Payment may be in cash or Shares or a combination thereof to the extent permissible under applicable law; provided, however, that any payment in Shares shall be in strict compliance with all procedural rules established by the Committee.

7.
All rights of the Employee in this Stock Option, to the extent that it has not been exercised, shall terminate upon the death of the Employee (except as hereinafter provided) or termination of his employment for any reason other than retirement, in accordance with the applicable retirement policy, or permanent and total disability, and in case of such retirement three (3) years from the date thereof; provided, however, that in the event of the Employee's death his legal representative or designated beneficiary shall have the right to exercise all or a portion of the Employee's rights under this Stock Notification and Award Agreement within the time prescribed for exercise after the death of the Employee as provided herein. The representative or designee must exercise the Stock Option within one (1) year after the death of the Employee, and shall be bound by the provisions of the Plan. In all cases, however, this Stock Option will expire no later than the expiration date set forth above.

8.
Regardless of any action the Company or the Employee's employer (the "Employer") takes with respect to any or all income tax, social insurance, payroll tax, payment on account, fringe benefit tax or other tax-related items that the Employer is legally required, allowed or permitted to recover from the Employee ("Tax-Related Items"), the Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him is and remains the Employee's responsibility and that the Company and or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Stock Option, including the grant, vesting or exercise of this Stock Option, the subsequent sale of Shares acquired pursuant to such exercise and receipt of any dividends; and (ii) do not commit to structure the terms or the grant or any aspect of this Stock Option to reduce or eliminate the Employee's liability for Tax-Related Items. Prior to the exercise of this Stock Option, the Employee shall pay or make adequate arrangements satisfactory to the Company and or the Employer to withhold all applicable Tax-Related Items legally recoverable from the Employee from Employee's wages or other cash compensation paid to Employee by the Company and or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under local law, the Company may (1) sell or arrange for the sale of Shares that Employee acquires to meet the withholding obligation for Tax-Related Items, and or (2) withhold in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. In addition, Employee shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may legally recover from the Employee as a result of Employee's participation in the Plan or Employee's purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if Employee fails to comply with Employee's obligations in connection with the Tax-Related Items.

  In accepting the Stock Option, the Employee consents and agrees that in the event the Stock Option becomes subject to an employer tax that is legally permitted to be recovered from the Employee, as may be determined by the Company and/or the Employer at their sole discretion, and whether or not the Employee's employment with the Company and/or the Employer is continuing at the time such tax becomes recoverable, the Employee will assume any liability for any such taxes that may be payable by the Company and/or the Employer in connection with the Stock Option. Further, by accepting the Stock Option, the Employee agrees that the Company and/or the Employer may collect any such taxes from the Employee by any of the means set forth in this Section 8. The Employee further agrees to execute any other consents or elections required to accomplish the above, promptly upon request of the Company.

9.
By accepting the grant of this Stock Option, the Employee acknowledges and agrees that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Stock Notification and Award Agreement; (ii) the grant of this Stock Option is voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been granted repeatedly in the past; (iii) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (iv) the Employee's participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Employee's employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law; (v) the Employee is participating voluntarily in the Plan; (vi) this Stock Option is an extraordinary item that is outside the scope of the Employee's employment contract, if any; (vii) this Stock Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law; (viii) in the event that the Employee is not an employee of the Company, this Stock Option award will not be interpreted to form an employment contract or relationship with the Company, and furthermore, this Stock Option award will not be interpreted to form an employment contract with the Employer or any Subsidiary or Affiliate of the Company; (ix) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (x) if the underlying Shares do not increase in value, this Stock Option will have no value; (xi) if the Employee exercises this Stock Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the grant price; (xii) in consideration of the grant of this Stock Option, no claim or entitlement to compensation or damages shall arise from termination of this Stock Option or diminution in value of this Stock Option or Shares purchased through exercise of this Stock Option resulting from termination of the Employee's employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Employee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Stock Notification and Award Agreement, the Employee shall be deemed irrevocably to have waived any entitlement to pursue such claim; and (xiii) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Employee's employment (whether or not in breach of local labor laws), the Employee's right to receive stock options and vest in stock options under the Plan, if any, will terminate effective as of the date that the

  Employee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Employee's right to exercise this Stock Option after termination of employment, if any, will be measured by the date of termination of the Employee's active employment and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of this Stock Option.

10.
The Employee understands that the Company, its Affiliates, its Subsidiaries and the Employer hold certain personal information about the Employee, including, but not limited to, name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all stock options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Employee's favor for the exclusive purpose of implementing, managing and administering the Plan ("Data"). The Employee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Employee's country or elsewhere and that the recipient country may have different data privacy laws and protections than the Employee's country. HP is committed to protecting the privacy of the Employee's personal data in such cases. By contract with both the HP affiliate and with HP vendors, the people and companies that have access to the Employee's personal data are bound to handle such data in a manner consistent with the HP Privacy Policy and law. HP also performs due diligence and audits on its vendors in accordance with good commercial practices to ensure their capabilities and compliance with those commitments.

  The Employee may request a list with the names and addresses of any potential recipients of the data by contacting the local human resources representative. The Employee understands that data will be held only as long as is necessary to implement, administer and manage participation in the Plan.

11.
The Employee agrees to receive copies of the Plan, the Plan prospectus and other Plan information, including information prepared to comply with laws outside the United States, from the Stock Incentive Program website referenced above and stockholder information, including copies of any annual report, proxy and Form 10K, from the investor relations section of the HP website at www.hp.com. The Employee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to the Company Secretary.

12.
The Plan is incorporated herein by reference. The Plan and this Stock Notification and Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee's interest except by means of a writing signed by the Company and the Employee. Notwithstanding the foregoing, nothing in the Plan or this Stock Notification and Award Agreement shall affect the validity or interpretation of any duly authorized written agreement between the Company and the Employee under which a Stock Option properly granted under and pursuant to the Plan serves as any part of the consideration furnished to the Employee. This Stock Notification and Award Agreement is governed by the laws of the state of Delaware.

13.
If the Employee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

14.
The provisions of this Stock Notification and Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

HEWLETT-PACKARD COMPANY

Mark V. Hurd Chairman, CEO and President

Michael J. Holston Executive Vice President, General Counsel and Secretary

RETAIN THIS STOCK NOTIFICATION AND AWARD AGREEMENT FOR YOUR RECORDS

Important Note:    Your award is subject to the terms and conditions of this Stock Notification and Award Agreement and to HP obtaining all necessary government approvals. If you have questions regarding your award, please discuss them with your manager.

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  Exhibit 10(y)(y)